UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 10, 2008

Date of Report (Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-32877	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS

02459

(Address of Principal Executive Offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 10, 2007, the Board of Directors of Pro-Pharmaceuticals, Inc. (the “Company”), pursuant to authority vested in the Board of Directors by the Company’s Bylaws, amended Section 3.02 of the Bylaws by removing the words “of each class” in the first sentence. Section 3.02, as amended, is as follows:

BY-LAW 3.06 Quorum; Adjournment. The presence at any meeting, in person or by proxy, of the Shareholders owning at least one third of the outstanding voting shares shall constitute a quorum for the transaction of business. Once a quorum is established at any meeting of the Shareholders, the voluntary withdrawal of any Shareholder from the meeting shall not affect the authority of the remaining Shareholders to conduct any business which properly comes before the meeting. In the absence of a quorum, the chairman of the meeting or Shareholders present at the meeting may adjourn the meeting from day to day or from time to time without further notice other than announcement at such meeting of such date, time and place of the adjourned meeting. At an adjourned meeting of the Shareholders at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/ Anthony D. Squeglia
Anthony D. Squeglia
Chief Financial Officer

Date: April 15, 2008